UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2020

FRESHPET, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36729	20-1884894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Plaza Drive, 1st Floor Secaucus, NJ	07094
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 520-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On August 3, 2020, members of the management team of Freshpet, Inc. (“Freshpet” or the “Company”) will host a conference call to discuss the Company’s second quarter financial results. During the call, members of management expect to discuss certain governance changes, as set forth on Exhibit 99.1 hereto, that the Company expects to put into place between this year’s annual meeting of the Company’s stockholders and 2025. Exhibit 99.1 is incorporated by reference into this Item 8.01.

Forward Looking Statements

Certain of the Company’s statements in Exhibit 99.1, including future corporate governance changes, are “forward-looking statements” within the meaning of applicable securities laws and regulations. Such forward-looking statements are based on the current expectations of the Company’s management and board of directors and are not guarantees of future performance, results or outcomes. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. For example, the Company may not receive the requisite approval to carry out some of its expected initiatives or the Company’s Board of Directors may abandon or change some or all of its plans with respect to such initiatives. Such forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update such forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

Important Additional Information

This communication is being made in regards to the Company’s proxy statement for its 2020 annual meeting of stockholders and certain of the proposals set forth therein. In connection therewith, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on July 24, 2020, and the Company intends to file a definitive proxy statement with the SEC along with any other relevant documents. The definitive proxy statement will be mailed or otherwise made available through permissible means to the Company’s stockholders. BEFORE MAKING ANY VOTING DECISION, SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSALS SET FORTH THEREIN AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS SET FORTH THEREIN. Security holders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Freshpet once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Freshpet will be available free of charge on the “Investors” section of Freshpet’s website (investors.freshpet.com).

Freshpet and William B. Cyr (Director and Chief Executive Officer of Freshpet) may be deemed to be “participants” under SEC rules in any solicitation of the Company’s stockholders in respect of the Company’s proposals set forth in the definitive proxy statement. Neither the Company nor Mr. Cyr has a direct or indirect interest, by security holdings or otherwise, in the Company or the matters to be acted upon in connection with the Company’s proxy statement for its Annual Meeting of Stockholders, except as set forth in the definitive proxy statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Corporate Governance Roadmap
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHPET, INC.

Date: August 3, 2020	By:	/s/ Richard Kassar
Name: Richard Kassar
Title: Chief Financial Officer